UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive proxy statement
☒	Definitive additional materials
☐	Soliciting material pursuant to §240.14a-12

RAPTOR PHARMACEUTICAL CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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RAPTOR PHARMACEUTICAL CORP.

7 Hamilton Landing

Suite 100

Novato, CA 94949

(415) 408-6200

SUPPLEMENT TO PROXY STATEMENT FOR

THE ANNUAL MEETING OF STOCKHOLDERS OF

RAPTOR PHARMACEUTICAL CORP.

July 29, 2014

This proxy statement supplement (this “Supplement”) supplements the definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission by Raptor Pharmaceutical Corp., a Delaware corporation (the “Company”), on June 17, 2014 and made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors for the 2014 annual meeting of stockholders to be held at 8:00 a.m., local time, on July 29, 2014 at the Company’s corporate offices at 7 Hamilton Landing, Suite 100, Novato, California 94949, or at any adjournments or postponements thereof.

Only holders of record of shares of the Company’s common stock at the close of business on June 2, 2014 are entitled to notice of, and to vote at, the annual meeting.

The purpose of this Supplement is to revise the list of nominees for election to the Company’s Board of Directors set forth in the Proxy Statement by removing Vijay B. Samant and Timothy P. Walbert as nominees. Effective July 28, 2014, each of Mr. Samant and Mr. Walbert resigned from the Company’s Board of Directors, and the Company’s Board of Directors took action to reduce the authorized number of directors to six (6) to eliminate the vacancies.

Except for the foregoing update, this supplement does not affect any other information contained in the Proxy Statement.

If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. It is not necessary for you to re-vote your stock if you have already voted or to obtain a new proxy card if you have not yet voted. Proxy cards already returned by stockholders will remain valid and stock represented thereby will be voted at the annual meeting in accordance with your instructions unless revoked.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting

to Be Held on July 29, 2014.

This Supplement, the Proxy Statement and Annual Report to Security Holders are available at

www.proxyvote.com or you may access these materials on the Company’s website at

http://ir.raptorpharma.com/financials.cfm.